                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                               NETPLIANCE, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[x]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     (2) Form, Schedule or Registration Statement No.:

     (3) Filing Party:

     (4) Date Filed:

                                NETPLIANCE, INC.
                       7501B N. Capital of Texas Highway
                              Austin, Texas  78731

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                           TO BE HELD AUGUST 9, 2001

     As a stockholder of Netpliance, Inc. (the "Company"), you are hereby given notice of and invited to attend in person or by proxy a Special Meeting of Stockholders of the Company to be held at the offices of the Company at 7501B N. Capital of Texas Highway, Austin, Texas 78731, on Thursday, August 9, 2001, at 8:00 a.m., local time, to approve an amendment to the Company's Certificate of Incorporation to effect a reverse stock split of all of the outstanding shares of Common Stock, at a ratio of not less than one-for-three and not more than one-for-twenty.

     The Board of Directors has fixed the close of business on July 2, 2001 as the record date for the determination of stockholders entitled to notice of and to vote at such meeting and any adjournment thereof.

     You are cordially invited to attend the meeting. However, whether or not you expect to attend the meeting, to assure your shares are represented at the meeting, please date, execute and mail promptly the enclosed proxy in the enclosed envelope, for which no additional postage is required if mailed in the United States.

                                 By Order of the Board of Directors,



                                 James E. Cahill
                                 Secretary
Austin, Texas
July __, 2001


                            YOUR VOTE IS IMPORTANT.
                     PLEASE EXECUTE AND RETURN PROMPTLY THE
                 ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED.

                                NETPLIANCE, INC.
                       7501B N. Capital of Texas Highway
                              Austin, Texas  78731
                          ___________________________

                                PROXY STATEMENT
                          ___________________________

                     FOR A SPECIAL MEETING OF STOCKHOLDERS
                           TO BE HELD AUGUST 9, 2001
                          ___________________________

     This Proxy Statement is furnished to stockholders of Netpliance, Inc. ("Netpliance", "we", or the "Company") for use at a Special Meeting of Stockholders to be held at the date, time and place and for the purpose set forth in the accompanying Notice of Special Meeting of Stockholders (the "Special Meeting"), or at any adjournment thereof. The enclosed proxy is solicited on behalf of the Board of Directors of the Company. A stockholder executing the accompanying proxy card has the right to revoke it at any time prior to the voting thereof by notifying the Secretary of the Company in writing, executing a subsequent proxy card, or attending the Special Meeting and voting in person. Unless a contrary choice is so indicated, all duly executed proxies received by the Company will be voted in accordance with the instructions set forth on the proxy card. The record date for stockholders entitled to vote at the Special Meeting is the close of business on July 2, 2001 (the "Record Date"). The approximate date on which this Proxy Statement and the enclosed proxy are first being sent or given to stockholders is July___, 2001.

                               VOTING PROCEDURES

     The accompanying proxy card is designed to permit each stockholder of record at the close of business on the Record Date to vote on a proposal to amend our Certificate of Incorporation to effect, at the discretion of our Board of Directors, a reverse stock split of the outstanding shares of our Common Stock at a ratio of not less than one-for-three and not more than one-for-twenty, with our Board of Directors having the authority to determine which ratio within this range to implement (the "Reverse Stock Split"). The proxy provides space for a stockholder to vote in favor of or against the Reverse Stock Split, or to abstain from voting on the Reverse Stock Split. Approval of the Reverse Stock Split will require the affirmative vote of the majority of the issued and outstanding shares of our Common Stock.

     The holders of a majority of the shares of stock entitled to vote at the Special Meeting, present in person or by proxy, will constitute a quorum for the transaction of business at the Special Meeting. If a quorum is not present, the Special Meeting may be adjourned by the stockholders present in person or by proxy from time to time until a quorum is obtained. Abstentions and broker nonvotes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. However, abstentions and broker nonvotes are not counted for purposes of determining whether stockholder approval has been obtained and will effectively count as votes against the Reverse Stock Split.

     Stockholders are urged to sign the enclosed proxy card and return it promptly. When a signed proxy card is returned with a choice specified with respect to the Reverse Stock Split, the shares represented will be voted by the proxies designated on the proxy card in accordance with the stockholder's instructions. The proxies for the stockholders are John F. McHale, Francis S. Webster III and James E. Cahill.

     If a signed proxy card is returned and a stockholder has made no specification with respect to the Reverse Stock Split, the shares will be voted FOR the Reverse Stock Split.

     The total outstanding capital stock of the Company as of the Record Date consisted of 60,653,217 shares of Common Stock. Each share of outstanding Common Stock is entitled to one vote.

     The enclosed proxy is solicited on behalf of our Board of Directors. The cost of soliciting proxies will be paid by us. Our officers may solicit proxies by mail, telephone or fax. Upon request, we will reimburse brokers, dealers, banks and trustees, or their nominees for reasonable expenses incurred by them in forwarding proxy materials to beneficial owners of our Common Stock.

                MATTER TO BE BROUGHT BEFORE THE SPECIAL MEETING

Amendment of Our Certificate of Incorporation to Effect a Reverse Stock Split

          The Board of Directors has unanimously adopted a resolution declaring advisable, and recommending to our stockholders for their approval, an amendment to Article IV of our Certificate of Incorporation authorizing a Reverse Stock Split at each of the ratios within the range from one-for-three and one-for-twenty, and granting the Board of Directors the discretion to determine which ratio to apply when filing a certificate of amendment to the Company's Certificate of Incorporation with the Secretary of State of Delaware effecting the Reverse Stock Split, or at the discretion of the Board of Directors, to abandon the Reverse Stock Split altogether. The form of the proposed amendment is attached to this Proxy Statement as Appendix A (the "Reverse Stock Split Amendment"). The Reverse Stock Split Amendment will effect the Reverse Stock Split by reducing the number of outstanding shares of Common Stock by an approximate amount ranging between 66.7% and 95.0%, depending upon the ratio at which our Board of Directors determines to implement the Reverse Stock Split, but will not increase the par value of the Common Stock, and will not change the number of authorized shares of our capital stock. If implemented, the number of shares of our Common Stock owned by each of our stockholders will be reduced by the same proportion as the reduction in the total number of shares of our Common Stock outstanding, so that the percentage of our outstanding Common Stock owned by each of our stockholders will remain the same. The Board of Directors believes that, because it is not possible to predict market conditions at the time the Reverse Stock Split is to be effectuated, it is in the best interests of the Company and our stockholders to enable the Board of Directors to determine, within limits approved by our stockholders, the appropriate ratio for the Reverse Stock Split.

Reasons for the Reverse Stock Split Amendment

          Our Common Stock is currently listed on the Nasdaq National Market under the symbol "NPLI". The continued listing requirements of the Nasdaq National Market require, among other things, that our Common Stock maintain a closing bid price in excess of $1.00 per share. On January 17, 2001, Nasdaq advised us that our Common Stock had failed to maintain a minimum bid price of $1.00 per share, and that we needed to be in compliance with the $1.00 minimum bid price requirement for a minimum of ten consecutive trading days prior to April 17, 2001 or our Common Stock would be delisted. On April 18, 2001, we received notice of a Nasdaq staff determination indicating that our Common Stock would be delisted. Pursuant to the Nasdaq rules, on April 19, 2001 we notified Nasdaq that we would appeal such determination, and we requested and were granted a hearing to oppose the delisting before a Nasdaq Listing Qualifications Panel (the "Panel") on June 7, 2001. Our appeal request automatically stayed the delisting pending the hearing and the determination of the Panel. At the hearing, we, among other things, indicated our willingness to effect a reverse stock split, pending stockholder approval, to increase the market price of our Common Stock. On June 28, 2001, we received a letter from the Panel communicating its determination that our Common Stock could continue to be listed on the Nasdaq National Market, provided that on or before August 28, 2001 we evidence a minimum closing bid price of at least $1.00 a share, and immediately thereafter maintain a minimum closing bid price of at least $1.00 a share for a minimum of ten consecutive trading days.

          The Board of Directors has determined that the continued listing of our Common Stock on the Nasdaq National Market is in the best interests of our stockholders. If our Common Stock is delisted from the Nasdaq National Market, the Board of Directors believes that the trading market for our Common Stock could become significantly less liquid, which could reduce the trading price of our Common Stock and increase the transaction costs of trading in shares of our Common Stock.

          The purpose of the Reverse Stock Split is to increase the market price of our Common Stock. The Board of Directors intends to effect the Reverse Stock Split only if it believes that a decrease in the number of shares outstanding is likely to improve the trading price of our Common Stock and improve the likelihood that we will be allowed to maintain our listing on the Nasdaq National Market.

     If the Reverse Stock Split proposal is approved by our stockholders, the Board of Directors will have the discretion to implement the Reverse Stock Split, at the ratio determined by the Board of Directors, on or before December 31, 2001, or to not effect the Reverse Stock Split at all. If the trading price of our Common Stock increases without the Reverse Stock Split, the Reverse Stock Split may not be necessary. There can be no assurance, however, that the market price of our Common Stock will rise in proportion to the reduction in the number of outstanding shares resulting from the Reverse Stock Split, that the market price of the post-split Common Stock can be maintained above $1.00 or that our Common Stock will not be delisted from the Nasdaq National Market for other reasons.

          The market price of our Common Stock is dependent upon our performance and other factors, some of which are unrelated to the number of shares outstanding. If the Reverse Stock Split is effected and the market price of our Common Stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of the Reverse Stock Split. Furthermore, the reduced number of shares that will be outstanding after the Reverse Stock Split could significantly reduce the trading volume and otherwise adversely affect the liquidity of our Common Stock.

          If our stockholders approve the Reverse Stock Split proposal at the Special Meeting, the Reverse Stock Split will be effected, if at all, only upon a determination by the Board of Directors that the Reverse Stock Split is in the best interests of the Company and its stockholders at that time. No further action on the part of the stockholders will be required to either effect or abandon the Reverse Stock Split. If the Reverse Stock Split is not effected by December 31, 2001, the Board of Director's authority to effect the Reverse Stock Split will terminate and stockholder approval would be required again prior to implementing any reverse stock split.

          If our stockholders do not approve the Reverse Stock Split proposal, including the granting of authority to the Board of Directors to determine the ratio at which to implement to Reverse Stock Split, and the minimum closing bid price of our Common Stock does not otherwise increase to at least $1.00 per share, we expect that our Common Stock will be delisted from the Nasdaq National Market on or about August 28, 2001.

Potential Effects of the Reverse Stock Split

     Pursuant to the Reverse Stock Split, each holder of our Common Stock, par value $0.01 per share ("Old Common Stock"), outstanding immediately prior to the effectiveness of the Reverse Stock Split will become the holder of fewer shares of Common Stock, par value $0.01 per share ("New Common Stock"), after consummation of the Reverse Stock Split.

     Although the Reverse Stock Split will not, by itself, impact our assets or prospects, the Reverse Stock Split could result in a decrease in the aggregate market value of our Common Stock. The Board of Directors believes that this risk is outweighed by the benefits of continued listing of our Common Stock on the Nasdaq National Market.

     If effected, the Reverse Stock Split will result in some stockholders owning "odd-lots" of less than 100 shares of Common Stock. Brokerage commissions and other costs of transactions in odd-lots are generally higher than the costs of transactions in "round-lots" of even multiples of 100 shares.

          Based on approximately 60,653,217 shares of our Common Stock outstanding as of the Record Date, the following table reflects the approximate number of shares of our Common Stock that would be outstanding as a result of the Reverse Stock Split at each of the ratios proposed to be approved by the Stockholders at the Special Meeting.


                                                                         Approximate Number of Shares of
                                         Percentage Reduction in          Common Stock to be Outstanding
  Proposed Ratio                        Outstanding Common Stock          after the Reverse Stock Split
  --------------                        ------------------------         -------------------------------
  One-for-Three                                    66.7%                            20,217,739
  One-for-Four                                     75.0%                            15,163,305
  One-for-Five                                     80.0%                            12,130,644
  One-for-Six                                      83.3%                            10,108,870
  One-for-Seven                                    85.7%                             8,664,756
  One-for-Eight                                    87.5%                             7,581,653
  One-for-Nine                                     88.9%                             6,739,247
  One-for-Ten                                      90.0%                             6,065,322
  One-for-Eleven                                   90.9%                             5,513,929
  One-for-Twelve                                   91.7%                             5,054,435
  One-for-Thirteen                                 92.3%                             4,665,633
  One-for-Fourteen                                 92.9%                             4,332,373
  One-for-Fifteen                                  93.3%                             4,043,547
  One-for-Sixteen                                  93.8%                             3,790,827
  One-for-Seventeen                                94.1%                             3,567,837
  One-for-Eighteen                                 94.4%                             3,369,624
  One-for-Nineteen                                 94.7%                             3,192,275
  One-for-Twenty                                   95.0%                             3,032,661

          If the Reverse Stock Split is effected, all outstanding options entitling their holders to purchase shares of our Common Stock will automatically be reduced in the same ratio as the reduction in the number of shares of outstanding Common Stock. Correspondingly, the per share exercise price of those options will be increased in direct proportion to the Reverse Stock Split ratio, so that the aggregate dollar amount payable for the purchase of the shares subject to the options will remain unchanged. For example, assuming that we effect a one-for-five Reverse Stock Split and that an optionee holds options to purchase 1,000 shares of our Common Stock at an exercise price of $1.00 per share. Upon the effectiveness of a one-for-five Reverse Stock Split, the number of shares of our Common Stock subject to that option would be reduced to 200 and the exercise price would be proportionately increased to $5.00 per share. The Reverse Stock Split will affect all stockholders equally and will not affect any stockholder's proportionate equity interest in the Company except for those stockholders who will receive an additional share of our Common Stock in lieu of a fractional share. None of the rights currently accruing to holders of our Common Stock, options or warrants to purchase Common Stock will be affected by the Reverse Stock Split. Following the Reverse Stock Split, each share of New Common Stock will entitle the holder thereof to one vote per share and will otherwise be identical to the Old Common Stock. The Reverse Stock Split also will have no effect on the number of authorized shares of our Common Stock.

          The Reverse Stock Split will not affect the par value of our Common Stock. As a result, on the effective date of the Reverse Stock Split, the stated capital on our balance sheet attributable to our Common Stock will be reduced by an approximate amount ranging between 66.7% and 95.0% of its present amount, depending upon the ratio at which our Board of Directors determines to implement the Reverse Stock Split, and the additional paid-in-capital account will be credited with the amount by which the stated capital is reduced. We anticipate that the per share net income or loss and net book value of our Common Stock will be increased because there will be fewer shares of our Common Stock outstanding.

          We are currently authorized to issue a maximum of 250,000,000 shares of our Common Stock. As of the Record Date, there were approximately 60,653,217 shares of our Common Stock issued and outstanding. Although the number of authorized shares of our Common Stock will not change as a result of the Reverse Stock Split, the number of shares of our Common Stock issued and outstanding will be reduced by an approximate 66.7% to 95.0%, depending upon the ratio at which the Reverse Stock Split is implemented. Thus, the Reverse Stock Split will effectively increase the number of authorized and unissued shares of our Common Stock available for future issuance by approximately 21.4% to 30.4% depending upon the ratio at which the Reverse Stock Split is implemented. Following the Reverse Stock Split, the Board of Directors will have the authority, subject to applicable securities laws, to issue such authorized and unissued shares without further stockholder approval, upon such terms and conditions the Board of Directors deems appropriate. Although the Board of Directors has no intention of doing so, our Common Stock could be issued in such a manner, and pursuant to such terms and conditions, that would make a change of control of the Company or removal of our management more difficult. We do not currently have any plans, proposals or understandings to issue the additional shares that would be available if the Reverse Stock Split is approved and effected.

Shares of Common Stock Issued and Outstanding

          With the exception of the number of shares issued and outstanding, the rights and preferences of the shares of our Common Stock prior and subsequent to the Reverse Stock Split will remain the same. After the effectiveness of the Reverse Stock Split, we do not anticipate that our financial condition, the percentage ownership of management, the number of our stockholders, or any aspect of our business would materially change as a result of the Reverse Stock Split.

          Our Common Stock is currently registered under Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and as a result, we are subject to the periodic reporting and other requirements of the Exchange Act. If effected, the proposed Reverse Stock Split will not affect the registration of our Common Stock under the Exchange Act.

Increase of Shares of Common Stock Available for Future Issuance

          As a result of the Reverse Stock Split, there will be a reduction in the number of shares of our Common Stock issued and outstanding, and an associated increase in the number of authorized shares that would be unissued and available for future issuance after the Reverse Stock Split (the "Increased Available Shares"). The Increased Available Shares could be used for any proper corporate purpose approved by the Board of Directors including, among other purposes, future financing transactions.

          Holders of our Common Stock have no preemptive or other subscription rights.

Effectiveness of the Reverse Stock Split

          The Reverse Stock Split, if approved by our stockholders, will become effective (the "Effective Date") upon the filing with the Secretary of State of the State of Delaware of a certificate of amendment to our Certificate of Incorporation in substantially the form of the Reverse Stock Split Amendment attached to this Proxy Statement as Appendix A, with a ratio within the range approved by our stockholders to be filled in upon a determination by the Board of Directors of the ratio it believes to be in the best interests of the Company and our stockholders at the time of filing. We expect that such filing will take place prior to August 28, 2001, the date by which Nasdaq is requiring that we evidence a minimum closing bid price of at least $1.00 a share, assuming our stockholders approve the Reverse Stock Split proposal. However, the exact timing of the filing of the Reverse Stock Split Amendment will be determined by the Board of Directors based upon its evaluation of when such action will be most advantageous to the Company and our stockholders. The Board of Directors reserves the right, notwithstanding stockholder approval and without further action by our stockholders, to elect not to proceed with the Reverse Stock Split if, at any time prior to filing such Reverse Stock Split Amendment, the Board of Directors, in its sole discretion, determines that it is no longer in the best interests of the Company and our stockholders.

          Commencing on the Effective Date, each Old Common Stock certificate will be deemed for all corporate purposes to evidence ownership of the reduced number of shares of New Common Stock resulting from the Reverse Stock Split. As soon as practicable after the Effective Date, we will notify our stockholders that the Reverse Stock Split has been effected. We expect that our transfer agent, Mellon Investor Services, LLC, will act as exchange agent for purposes of implementing the exchange of stock certificates. Holders of shares of Old Common Stock will be asked to surrender to the exchange agent certificates representing shares of Old Common Stock in exchange for certificates representing shares of New Common Stock in accordance with the procedures to be set forth in a letter of transmittal we will send to the stockholders. No new certificates will be issued to any stockholder until such stockholder has surrendered such stockholder's outstanding certificate(s), together with the properly completed and executed letter of transmittal, to the exchange agent. Any shares of Old Common Stock submitted for transfer, whether pursuant to a sale, other disposition or otherwise, will automatically be exchanged for shares of New Common Stock.

Fractional Shares

          We will not issue fractional shares in connection with the Reverse Stock Split. Instead, any fractional share that results from the Reverse Stock Split will be rounded up to the next whole share.

Appraisal Rights

          Under the Delaware General Corporation Law, our stockholders are not entitled to appraisal or dissenter's rights with respect to the Reverse Stock Split, and we will not independently provide our stockholders with any such rights.

Certain Federal Income Tax Consequences

          The following discussion summarizing certain federal income tax consequences is based on the Internal Revenue Code of 1986, as amended, the applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practices in effect on the date of this Proxy Statement. This discussion is for general information only and does not discuss consequences that may apply to special classes of taxpayers (e.g., non-resident aliens, broker-dealers or insurance companies). We urge our stockholders to consult their own tax advisors to determine the particular consequences to them.

          The receipt of New Common Stock, including whole shares issued in lieu of fractional shares, solely in exchange for Old Common Stock will not generally result in recognition of gain or loss to our stockholders. The aggregate adjusted tax basis of a stockholder's New Common Stock will be the same as the aggregate adjusted tax basis of the shares of Old Common Stock exchanged therefor, and the holding period of the New Common Stock will include the holding period of the Old Common Stock exchanged therefor. No gain or loss will be recognized by us as a result of the Reverse Stock Split.

Required Vote

     THE AFFIRMATIVE VOTE OF A MAJORITY OF ALL OUTSTANDING COMMON STOCK ENTITLED TO VOTE AT THE SPECIAL MEETING IS REQUIRED TO APPROVE THE FOREGOING PROPOSAL.

Recommendation of the Board of Directors

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION EFFECTING THE REVERSE STOCK SPLIT.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of the Record Date, the beneficial ownership of each current director, and certain of our current and former executive officers, our directors and executive officers as a group, and each stockholder known to us to own beneficially more than five percent of our Common Stock. Except as noted below, each named person has sole voting power and dispositive power with respect to the shares shown.

                                                                        Number of Shares      Percent of
                                                                        ----------------      ----------
Name and Address of Beneficial Owner (1)                                of Common Stock       Class
-------------------------------------------------------------------     ---------------       -----
John F. McHale (2).................................................         17,514,095           28.9%
Michael R. Corboy (3)..............................................            438,031            *
Kevin A. Denuccio (4)..............................................            228,000            *
Grant A. Dove (5)..................................................             48,000            *
David S. Lundeen (6)...............................................            103,000            *
James M. Mansour (7)...............................................            745,203            1.2%
Steven G. Papermaster (8)..........................................          1,027,284            1.7%
Kent A. Savage (9).................................................          4,379,199            7.2%
Francis S. Webster III (10)........................................            170,000            *
Paul S. Zito (11)..................................................          1,384,585            2.3%
Barbara A. Kaczynski (12)..........................................            137,500            *
Valerie Walden.....................................................                  -            *
Kenneth A. Kalinoski (13)..........................................          4,403,868            7.3%
Watershed Capital I, L.P...........................................          4,873,023            8.0%
All Executive Officers and Directors as a Group (12 persons) (14)..         26,174,897           42.8%

____________________________
*    Less than 1%.
(1) The address of Watershed Capital I, L.P. is 7000 Bee Caves Road, Suite 250, Austin, Texas 78746. The address of Kenneth A. Kalinoski is 9208 Waterford Centre Boulevard, Austin, Texas 78758. The address of each other beneficial owner is c/o Netpliance, Inc., 7501B N. Capital of Texas Highway, Austin, Texas 78731.
(2) Includes 17,198,375 shares held by Mr. McHale individually and an aggregate of 315,720 shares held in trust for the benefit of family members of Mr. McHale. More detailed Information relating to Mr. McHale's beneficial ownership of our securities may be found in his Schedule 13D filed with the Securities Exchange Commission (the "SEC") on December 22, 2000 and subsequent amendments thereto.
(3) Includes 120,000 shares that may be acquired upon the exercise of options exercisable within the next 60 days.
(4) Includes 30,000 shares that may be acquired upon the exercise of options exercisable within the next 60 days and 18,000 shares of restricted stock that may be forfeited upon the occurrence of certain events.
(5) Includes 30,000 shares that may be acquired upon the exercise of options exercisable within the next 60 days and 18,000 shares of restricted stock that may be forfeited upon the occurrence of certain events.
(6) Includes 55,000 shares held by Mr. Lundeen directly, 18,000 shares of restricted stock that may be forfeited upon the occurrence of certain events and 30,000 shares that Mr. Lundeen may acquire upon the exercise of options exercisable within the next 60 days; and excludes 4,873,023 shares held directly by Watershed Capital I, L.P. with respect to which Mr. Lundeen disclaims beneficial ownership (Mr. Lundeen is a member of the general partner of the general partner of Watershed Capital I, L.P.). More detailed information relating to Mr. Lundeen's beneficial ownership of our securities may be found in his Schedule 13D filed with the SEC on December 22, 2000 and subsequent amendments thereto.

(7) Includes 697,203 shares held for the benefit of Mr. Mansour by JMM PHLP, Ltd. Also includes 30,000 shares that may be acquired upon the exercise of options exercisable within the next 60 days and 18,000 shares of restricted stock that may be forfeited upon the occurrence of certain events.
(8) Includes 30,000 shares that may be acquired upon the exercise of options exercisable within the next 60 days.
(9) Includes 1,063,652 shares held by Mr. Savage individually: (ii) an aggregate of 90,000 shares held in trust for the benefit of family members of Mr. Savage and 3,225,547 shares held by Savage Interests L.P. More detailed information relating to Mr. Savage's beneficial ownership of our securities may be found in his Schedule 13D filed with the SEC on December 22, 2000 and subsequent amendments thereto.
(10) Includes 170,000 shares of restricted stock that may be forfeited upon the occurrence of certain events.
(11) Includes 1,336,585 shares held for the benefit of Mr. Zito by Z Start I, L.P. Also, includes 30,000 shares that may be acquired upon the exercise of options exercisable within the next 60 days and 18,000 shares of restricted stock that may be forfeited upon the occurrence of certain events.
(12) These shares may be acquired upon the exercise of options exercisable within the next 60 days.
(13) Includes 4,163,868 shares held by Kalinoski, LTD for the benefit of Mr. Kalinoski and family members and 240,000 shares held by the two minor children of Mr. Kalinoski. More detailed information relating to Mr. Kalinoski's beneficial ownership of our securities may be found in his
     Schedule 13D filing, dated December 22, 2000 and subsequent amendments thereto.
(14) Includes 437,500 shares that may be acquired upon the exercise of options exercisable within the next 60 days.

                    DEADLINES FOR SUBMISSION OF STOCKHOLDER
                     PROPOSALS FOR THE 2002 ANNUAL MEETING

     There are two different deadlines for the submission of stockholder proposals. Stockholder proposals that are being submitted for inclusion in our proxy statement and form of proxy for our 2002 Annual Meeting must be received by us at our principal executive offices on or before December 24, 2001. Such proposals must be in full compliance with applicable laws, including Rule 14a-8 of the Exchange Act.

     Our bylaws require that stockholder proposals being submitted other than for inclusion in our proxy statement and form of proxy for the 2002 Annual Meeting must be received by us at our principal executive offices no earlier than 120 days prior to the 2002 Annual Meeting and no later than 90 days prior to the 2002 Annual Meeting. If we do not provide at least 70 days advance notice or public disclosure of the date of the 2002 Annual Meeting, then the deadline will be extended to the tenth day following the date upon which we provide notice or public disclosure of the date of the 2002 Annual Meeting. We will have the right to exercise our discretionary voting authority with respect to an untimely proposal, if presented at the meeting, without including information regarding such proposal in our proxy materials. Such proposals when submitted must be in full compliance with applicable law and our bylaws.

                                 By Order of the Board of Directors,



                                 James E. Cahill
                                 Secretary
July __, 2001

                                   APPENDIX A
                                   ----------

                            CERTIFICATE OF AMENDMENT
                      TO THE CERTIFICATE OF INCORPORATION
                                       OF
                                NETPLIANCE, INC.
                             A DELAWARE CORPORATION

          Netpliance, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

          FIRST: That, at a meeting of the Board of Directors of the Corporation, resolutions were duly adopted setting forth a proposed amendment to the Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and calling a meeting of stockholders of said Corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

               RESOLVED, that Article IV of the Corporation's Certificate of Incorporation shall be amended, subject to stockholder approval, to add the following paragraphs:

               On the Split Effective Date (as defined below), the Corporation shall effect a one-for-____ reverse stock split pursuant to which every ____ shares of the Corporation's Common Stock issued and outstanding or held in treasury will be automatically converted into one new share of Common Stock (the "Reverse Stock Split"). The Reverse Stock Split shall be effective as of the close of business on such date that the amendment to the Corporation's Certificate of Incorporation adding this paragraph is filed with the Secretary of State of the State of Delaware, as determined by the Corporation's Board of Directors, but in no event later than December 31, 2001 (the "Split Effective Date"). The Corporation shall not issue fractional shares to the stockholders entitled to a fractional interest in a share of such Common Stock issued pursuant to the Reverse Stock Split but shall round each fractional share up to the next whole number of shares.

               On the Split Effective Date, each certificate representing existing shares of Common Stock will automatically be deemed for all purposes to evidence ownership of the appropriate reduced number of new shares of Common Stock without any action by the stockholder thereof. As soon as practicable after the Split Effective Date, the Corporation or its agent shall notify the stockholders and request the surrender of their certificates for their existing shares with instructions as to how to receive new certificates.

          SECOND: That thereafter, pursuant to a resolution of the Corporation's Board of Directors, a special meeting of the stockholders of the Corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

          THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

          IN WITNESS THEREOF, Netpliance, Inc. has caused this certificate to be signed by John F. McHale, its Chief Executive Officer, and attested by James E. Cahill, its Secretary, this ___ day of _____, 2001.

                                                  NETPLIANCE, INC.

                                                  By:
                                                  ____________________________
                                                  John F. McHale
                                                  Chief Executive Officer

Attest:

______________________________
James E. Cahill
Secretary

                                NETPLIANCE, INC.

         BOARD OF DIRECTORS PROXY FOR A SPECIAL MEETING OF STOCKHOLDERS
                     AT 8:00 A.M., THURSDAY, AUGUST 9, 2001
                       7501B N. CAPITAL OF TEXAS HIGHWAY
                              AUSTIN, TEXAS 78731

     The undersigned stockholder of Netpliance, Inc., a Delaware corporation (the "Company"), hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and accompanying Proxy Statement, each dated July __, 2001, and hereby appoints John F. McHale, Francis S. Webster III and James E. Cahill as proxies and attorneys-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Special Meeting of Stockholders of the Company to be held at the offices of the Company at 7501B
N. Capital of Texas Highway, Austin, Texas 78731 on August 9, 2001 at 8:00 a.m. local time, and at any adjournment or adjournments thereof, and to vote all shares of Common Stock that the undersigned would be entitled to vote if then and there personally present, on the matter set forth in the Notice of Special Meeting of Stockholders and accompanying Proxy Statement.

                (Continued and to be signed on the reverse side)



                          -- FOLD AND DETACH HERE --

                                                              Please mark
                                                             your votes as   [X]
                                                              indicated in
                                                              this example


To approve an amendment to the Company's Certificate of Incorporation to effect a reverse stock split of all of the outstanding shares of Common Stock, at a ratio of not less than one-for-three and not more than one-for-twenty, with the Board of Directors having the authority to determine, which, if any, Reverse Stock Split within this range to effectuate.

                          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF
                          DIRECTORS. THIS PROXY WILL BE VOTED AS DIRECTED OR IF
FOR  AGAINST  ABSTAIN     NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR
[ ]    [ ]      [ ]       THE APPROVAL OF AN AMENDMENT TO OUR CERTIFICATE OF
                          INCORPORATION TO EFFECT A REVERSE STOCK SPLIT.
                          STOCKHOLDERS WHO ATTEND THE SPECIAL MEETING OF
                          STOCKHOLDERS MAY VOTE IN PERSON EVEN THOUGH THEY
                          PREVIOUSLY MAILED THIS PROXY.


                          Dated:________________________________________, 2001


                          ____________________________________________________
                          Signature


                          ____________________________________________________
                          Signature

                          (This Proxy should be marked, dated and signed by the stockholder(s) exactly as his or her name appears hereon and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both persons should sign.)